As filed with the Securities and Exchange Commission on May 21, 1998. File No. 0-18275



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                  FORM S-8/S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                ITEX Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                     93-0922994
--------------------------------            ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
  incorporation or organization)

10300 S.W. Greenburg Road, Suite 370, Portland, Oregon   97223
--------------------------------------------------------------------------------
(Address of principal executive offices)             (Zip code)


        1996 ITEX Corporation Key Employees' Incentive Stock Option Plan,
        1997 ITEX Corporation Key Employees' Incentive Stock Option Plan,
        1998 ITEX Corporation Key Employees' Incentive Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


Donovan C. Snyder, 10300 S.W. Greenburg Road, Suite 370, Portland, Oregon  97223
--------------------------------------------------------------------------------
            (Name, address, including zip code, of agent for service)

Telephone number, including area code, of agent for service: (503) 244-4673
                                                            ----------------

                         CALCULATION OF REGISTRATION FEE
------------------------ -------------- -------------------- -------------------- --------------
Title of Securities to   Amounts to be   Proposed Maximum     Proposed Maximum     Amount of
be Registered            Registered(2)   Offering Price Per   Aggregate Offering   Registration
                                         Share(1)             Price                Fee
------------------------ -------------- -------------------- -------------------- --------------
Common Stock, issuable      2,970,000    (1)                    $13,563,437.50       $4001.21
upon exercise of
Options
------------------------ -------------- -------------------- -------------------- --------------

(1)Bona fide estimate of maximum offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the price at which the options outstanding as of the date hereof may be exercised (1,250,000 @$6.125/share, 755,000 @$3.75/share and 965,000 @$3.1875/share).

(2)Pursuant to Rule 416, there are also being registered such additional securities as may become issuable as a result of anti-dilution provisions to such plans.

                                     PART I

                    REOFFER PROSPECTUS OF CONTROL SECURITIES

                                ITEX CORPORATION
                               1,264,200 Shares of
                          Common Stock, $0.01 Par Value

         This reoffer prospectus relates to the sale of up to 1,264,200 shares (the "Shares") of common stock, $0.01 par value per share (the "Common Stock"), of ITEX Corporation, a Nevada Corporation (the "Registrant" or the "Company"), issuable upon the exercise of certain outstanding stock options under the Registrant's 1996 ITEX Corporation Key Employees' Incentive Stock Option Plan, 1997 ITEX Corporation Key Employees' Incentive Stock Option Plan, and 1998 ITEX Corporation Key Employees' Incentive Stock Option Plan (collectively, the "Plans"), which may be offered hereby from time to time by any or all of the selling security holders who are affiliates of the Registrant named herein (collectively, the "Selling Security Holders"). The Selling Security Holders may sell the Shares from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See "Selling Security Holders" and "Plan of Distribution" set forth below. The Registrant will not receive any of the proceeds from the sale of the Shares.

         The Common Stock is listed on the National Association of Securities Dealers Automated Quotation system, small cap market ("NASDAQ") under the symbol "ITEX." May 20, 1998, the closing sale price of the Common Stock as reported by NASDAQ was $3.8125 per share.

         The Selling Security Holders and any broker-dealers who participate in selling the Shares may be deemed "underwriters" as defined by the Securities Act of 1933, as amended (the "Securities Act"). Commissions paid such broker-dealers,  as well  as any  profit  received  on  sale  of the  Shares  by
broker-dealers   purchasing   for  their  own  accounts  may  be  deemed  to  be
underwriting discounts and commissions. The Selling Security Holders or purchasers of the Shares will pay all discounts, commissions and fees related to the sale of the Shares. The Registrant has paid the costs of filing this registration statement and reoffer prospectus (this "Prospectus") with the Securities and Exchange Commission (the "Commission") and will pay the costs of registering or qualifying the Shares under the securities laws of any jurisdiction where such registration or qualification is necessary.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       PURCHASE  OF  THESE  SECURITIES  INVOLVES  SUBSTANTIAL  RISK.  SEE  "RISK
       FACTORS."

         No person has been authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus. If any such information is given or any such representation made, the information or representation should not be relied upon as having been authorized by the Registrant. This Prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the Shares offered by this Prospectus, nor is it an offer to sell or a solicitation of an offer to buy any of the Shares offered hereby in any jurisdiction where it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances imply that the information in this Prospectus is correct any time subsequent to May 21, 1998, the date of this Prospectus.

         The date of this Prospectus is May 21, 1998.

                              AVAILABLE INFORMATION

         The Registrant is subject to the informational requirement of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. Such reports, proxy statements and other information filed by the Registrant can be inspected and copied at the public reference facilities maintained by the Commission in Washington D.C. at 450 Fifth Street, N.W., 20549, and at the following regional offices located at 26 Federal Plaza, Room 1100, New York, New York 10278; 219 Dearborn Street, Room 1228, Chicago, Illinois, 60604; and at 410 Seventeenth Street, Suite 700, Denver, Colorado 80202. Copies of these materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Registrant is an electronic filer and the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically, the address of which is http://www.sec.gov. The Common Stock of the Company is quoted on the Nasdaq Small Cap Market under the ticker symbol "ITEX." Reports, proxy statements and information statements and other information concerning the Registrant may be inspected at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington D.C. 20006.

         The Registrant will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any and all information incorporated by reference into this Prospectus. Requests for such information may be directed to Donovan C. Snyder at 10300 S.W. Greenburg Road, Suite 370, Portland, Oregon 97223. The Registrant intends to furnish annual reports to its stockholders, which reports will contain financial statements audited by independent accountants, and such other reports as it may determine to furnish or as may be required by law.

                                TABLE OF CONTENTS

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . .    7

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . .    8

Material Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

Interests of Named Experts and Counsel . . . . . . . . . . . . . . . . .    9

Incorporation of Certain Documents by Reference  . . . . . . . . . . . .    9

Commission's Position on Indemnification for Securities Liability  . . .    10

         The mailing address of the Registrant's  executive  offices is 10300 S.
W. Greenburg Road, Suite 370, Portland, Oregon 97223. The telephone number at the Registrant's executive offices is (503) 244-4673.


                                  RISK FACTORS

         The Shares offered hereby are speculative and involve a high degree of risk. Accordingly, in analyzing this offering, prospective investors should carefully consider the following factors, among others, relating to the
Registrant:

         Shares Eligible for Future Sale. On the date of this Prospectus, 1,139,845 of the currently outstanding shares of Common Stock, excluding the Shares offered hereby, are restricted securities or held by affiliates of the Registrant, or both. Consequently, those shares may be sold without registration only upon Compliance with Rule 144 promulgated under the Securities Act. In general, Rule 144 provides that a person who has held restricted securities for one year may sell those securities in limited amounts of those securities under certain conditions. During any three month period, such persons may sell an amount of securities not exceeding the greater of one percent of the outstanding Common Stock or the average weekly trading volume during the four weeks prior to the sale. Persons who are not affiliates of the Registrant and have held restricted securities for two years are not subject to these volume limitations. Sales of substantial amounts of Common Stock by security holders under Rule 144 or otherwise, or even the potential for such sales, might depress the price for Common Stock and could impair the Registrant's ability to raise capital through the sale of its equity securities. See also "Volatility of Stock Price" in this section.

         Competition. The trade exchange industry in which the Registrant competes is fragmented and highly competitive. Although the Registrant believes it is the largest trade exchange in the United States (calculated either in terms of broker offices, customers, trade volume or service fees billed) reliable financial comparisons of industry participants are not available.
Therefore, the Registrant could have competitors with greater financial, marketing or other resources. Also, because the industry is growing rapidly, no assurances can be given that new firms with greater financial resources will not enter the market. The Registrant can give no assurances that present or future competitors will not develop new or enhanced services that are perceived to be superior to the Registrant's. No assurances can be given that the Registrant will continue to be able to compete with present or future competitors.

         No Dividends. The Registrant has not paid dividends on its Common Stock since its inception and does not intend to pay any dividends to stockholders in the foreseeable future. Management intends to reinvest future profits, if any, to develop and expand the business.

         Expansion into New Markets. The Registrant plans to expand into new geographic markets and increase its presence in those markets where it is less established. Management's expansion plan centers around acquiring other trade exchanges in select geographic markets. Management hopes to finance these acquisitions primarily with the Registrant's equity securities. Although management believes its acquisition policy has been successful to date, the Registrant can give no assurances that such policy will result in any beneficial acquisitions. In addition, no assurances are given that any trade exchanges the Registrant acquires will improve the Registrant's financial condition and results of operations.

         Volatility of Stock Price. The Common Stock has been listed on the NASDAQ Small-Cap market since April 18, 1994. Since that time, the bid price of the Common Stock has been very volatile, ranging from $1.875 to $12.500. Various events and factors may have a significant impact on the price of the

Common Stock and the Registrant's business. Such events and factors could include future announcements of technological developments, new services and acquisitions by the Registrant or its competitors, publicity on potential or actual financial results of the Registrant or its competitors, and economic and other external factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company.

         Substantial Options, Warrants and Shares Reserved. As of the date of this Prospectus the Registrant had granted options and warrants to purchase about 3,963,278 shares of Common Stock. Sales of substantial amounts of the Common Stock subject to these options and warrants could adversely affect the price for Common Stock. Such sales, or the possibility for such sales, could in turn impact the Registrant's ability to raise capital through the sale of its equity securities. The outstanding options and warrants are described in the paragraphs below and elsewhere in this Prospectus, including the information incorporated herein by reference. See "MATERIAL CHANGES" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

         The Registrant has adopted a key employees' incentive stock option plan for 1994 (the "1994 Plan"). The 1994 Plan granted options to purchase 305,000 shares of Common Stock at an exercise price of $1.00 per share and an expiration date of April 19, 2003, of which, options to purchase 32,000 options remain outstanding. The 1994 Plan also granted options to purchase 460,000 shares of Common Stock at an exercise price of $1.94 per share and an expiration date of October 26, 2004, of which, options to purchase 199,800 shares remain outstanding. The 1994 Plan also granted options to purchase 100,000 shares of Common Stock at an exercise price of $2.00 per share and an expiration date of December 1, 2004, all of which have been exercised. The 1994 Plan also granted options to purchase 20,000 shares of Common Stock at an exercise price of $2.50 per share and an expiration date of January 10, 2005, all of which have been exercised. The 1994 Plan also granted options to purchase 150,000 shares of Common Stock at an exercise price of $2.50 per share and an expiration date of February 10, 2005, of which, options to purchase 60,000 shares remain outstanding. Finally, the 1994 Plan granted options to purchase 203,000 shares of Common Stock at an exercise price of $3.38 per share and an expiration date of February 11, 2004, of which, options to purchase 133,000 shares remain outstanding.

         The Registrant has adopted a key employees' incentive stock option plan for 1996, 1997, and 1998 (the "Plans"). The Plans give the board of directors discretion to grant options to the Registrant's employees, officers, directors, and certain consultants or advisors, to purchase shares of Common Stock . The Plans are intended to meet the requirements of section 422 of the Internal Revenue Code of 1986, as amended. Options under the Plans may be exercised at strike prices which in most cases are equal to the market value of the Common Stock on the date the options were granted. As amended, there are 2,970,00 shares of Common Stock subject to the Plans. The Registrant either has granted or may grant options to purchase 1,250,000 shares at $6.125 per share and an expiration date of December 15, 2000, options to purchase 755,000 shares at $3.75 per share and an expiration date of December 27, 2006, and options to purchase 965,000 shares at $3.1875 per share and an expiration date of September 3, 2007. All options granted under the aforementioned Plans are still outstanding. The number of shares subject to the Plans may not be increased without approval from the holders of the Registrant's voting securities but may be adjusted upon the occurrence of certain events, including, but not limited to, stock splits, combinations of shares, recapitalization, or corporate reorganizations.

         The Registrant granted warrants for the purchase of 600,000 shares of Common Stock to Inventory Merchandising Services, Inc., a Texas corporation ("IMS"). The Registrant granted these warrants as consideration for a marketing agreement pursuant to which IMS served as a marketing agent to the Registrant's travel department. These warrants have an exercise price of $3.83 per share. Each warrant entitles IMS to purchase 300,000 shares. The warrants expire on July 31, 1998. In connection with a private placement, the Registrant has also granted a warrant for the purchase of 55,000 shares of Common Stock to New Horizons, L.P. If exercised prior to June 19, 1999, the exercise price will be $3.25 per share. If exercised between June 20, 1999 and June 19, 2000, the exercise price will be $4.00 per share. The warrants expire on June 19, 2000. In connection with a settlement agreement, the Registrant has granted an option to purchase up to 20,000 shares of Common Stock to IBTEX A.G., a Liberian Corporation. The option has an exercise price of $3.50 per share and has an expiration date of December 31, 2001. In connection with a settlement agreement, the Registrant has granted an option to purchase up to 200,000 shares of Common Stock to Martin Kagan. The option has an exercise price of $3.50 per share and has an expiration date of December 31, 2001.

                                 USE OF PROCEEDS

This section is not applicable because the Registrant will not receive any proceeds from the sale of shares of Common Stock by the Selling Security Holders hereunder. See "Selling Security Holders" and "Plan of Distribution."

                         DETERMINATION OF OFFERING PRICE

The Selling Security Holders may sell the Shares from time to time in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. See "Selling Security Holders" and "Plan of Distribution."

                                    DILUTION

Not applicable.

                            SELLING SECURITY HOLDERS

         The Selling Security Holders are offering shares which will be issued by the Registrant pursuant to the Plans. The following table sets forth certain information with respect to the Selling Security Holders as of May 21, 1998:

--------------------------------------------------------------------------------------------------------------------
Name                         Number of Shares      Number of Shares    Number of Sharers Beneficially Owned Upon
                             Beneficially owned(1) Offered             Completion of Offering(1)(2)
--------------------------------------------------------------------------------------------------------------------
                                                                       Number                Percent
--------------------------------------------------------------------------------------------------------------------
Graham Norris, Sr.,(3)       587,106               509,000             78,106                *
--------------------------------------------------------------------------------------------------------------------
Mary Scherr(4)               216,500               203,400             13,100                *
--------------------------------------------------------------------------------------------------------------------
Joseph Morris(5)             199,500               196,000             3,500                 *
--------------------------------------------------------------------------------------------------------------------
Dr. Charles Padbury(6)       88,055                73,000              15,055                *
--------------------------------------------------------------------------------------------------------------------
Robert Nelson(6)             62,547                60,000              2,547                 *
--------------------------------------------------------------------------------------------------------------------
Dr. Evan B. Ames(6)          62,500                60,000              2,500                 *
--------------------------------------------------------------------------------------------------------------------

                                       7

Donovan C. Snyder(7)         38,800                37,800              1,000                 *
--------------------------------------------------------------------------------------------------------------------
Gerald Pitts(8)              75,000                75,000              -0-                   *
--------------------------------------------------------------------------------------------------------------------
Edward S. Wittman(8)         50,000                50,000              -0-                   *
--------------------------------------------------------------------------------------------------------------------

         * Less than 1% of the outstanding Common Stock

         (1) Includes shares of Common Stock owned by the Selling Security Holders and shares of Common Stock that the Selling Security Holders may acquire within 60 days of the date of this Prospectus by exercising options or otherwise.

         (2) Assumes all Shares Offered will be sold. The number of shares of Common Stock issued and outstanding on February 12, 1998 was 11,401,845 shares (7,438,567 shares issued, 3,963,278 stock options and warrants).

         (3) Chairman of the Board and the President of the Registrant.

         (4) Director and a Vice President.

         (5) Director, Senior Vice President and Chief Financial Officer.

         (6) Director of the Registrant.

         (7) Secretary and Corporate Counsel for the Registrant.

         (8) Vice President

                              PLAN OF DISTRIBUTION

         The Selling Security Holders may sell the Shares from time to time in the NASDAQ Stock Market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Security Holders expect to employ brokers or dealers in order to sell the Shares. Brokers or dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions from the Selling Security Holders or from purchasers in amounts to be negotiated immediately prior to the sale, which commissions are not expected to deviate from usual and customary brokers' commissions.

         Neither the Registrant or Selling Security Holders expect to employ, utilize or otherwise engage any finders to assist in the sales of the Shares.

         The amount of Shares which may be offered or sold pursuant to this Prospectus by the Selling Security Holders, and any other person with whom they are acting in concert for the purpose of selling securities of the Registrant, may not exceed, during any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

         There is no assurance that the Selling Security Holders will offer for sale or sell any or all of the Shares registered pursuant to this Prospectus.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         No expert or counsel for the Company named in this registration statement as having prepared or certified any part hereof or as giving an opinion as to the validity of the securities being registered was employed on a contingency basis, or has or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or its subsidiaries. No such expert is connected with the Company or its subsidiaries as a promoter, managing underwriter, voting trustee, director or officer. Donovan Snyder, Esq., who is named in this registration statement as having given an opinion as to the validity of the securities being registered, is employed by the Company as its corporate counsel. Mr. Snyder is the Secretary of the Company. Mr. Snyder is not connected with the Company or its subsidiaries as a promoter, managing underwriter, voting trustee, or director.

                                MATERIAL CHANGES

Not applicable.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents that the Registrant filed with the Commission are hereby incorporated by reference into this Prospectus:

         1. The Company's annual report on Form 10-K for the fiscal year ended July 31, 1997, which contains financial statements of the Registrant for that fiscal year;

         2. The Company's report on Form 10-Q for the quarterly period ended November 20, 1997;

         3. The Company's report on Form 10-Q for the quarterly period ended February 12, 1998;

         4. The Company's reports on Form 8-K dated October 23, 1997; February 20, 1998; April 17, 1998; and April 27, 1998;

         5. All subsequent reports that the Company files with the Commission pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended July 31, 1997;

         6. The Specimen Common Stock certificate contained in the Company's S-8 Registration Statement filed August 24, 1995; and

         7. The description of the Common Stock contained in the Company's registration statement filed under the Exchange Act on Form 10, filed on or about May 17, 1990, including any amendment or report filed for the purpose of updating such description.

         Prior to the filing of a post-effective amendment indicating that all securities covered by this registration statement have been sold or that de-registers all securities then remaining unsold, all reports and other documents the Company subsequently files pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and will be a part hereof from the date of the filing of such reports and documents.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                            SECURITIES ACT LIABILITY

         Under Nevada Revised Statutes ("N.R.S.") section 78.751(3) Nevada corporations must indemnify directors, officers, employees or agents who are parties to legal actions by reason of their positions with the corporation to the extent they are successful in defense of any claim, issue or matter therein. This mandatory indemnification applies to expenses actually and reasonably incurred defending the action, including attorneys' fees.

         Nevada law permits corporations to indemnify a director, officer, employee or agent in situations where indemnification is not mandatory provided the officer or director satisfies certain statutory standards of conduct and indemnification is proper under the circumstances. The standard of conduct required and level of indemnification permitted depend on whether the action, proceeding or suit is civil or criminal and whether it is maintained by or in the right of the corporation. In actions other than those by or in the right of the corporation, N.R.S. section 78.751(1) permits a corporation to indemnify directors or officers against actual and reasonable expenses, including attorneys fees, judgments, fines and settlement payments. In civil cases the officer or director meets the applicable standard of conduct if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal cases, an officer or director meets the standard of conduct if he or she had no reasonable cause to believe his or her conduct was unlawful.

         In actions by or in the right of the corporation, N.R.S. section 78.751(2) provides that a corporation may indemnify an officer or director against actual and reasonable expenses, including attorneys' fees and settlement payments, provided the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and indemnification is proper under the circumstances. A Nevada corporation cannot indemnify a director, officer, employee or agent adjudged liable to the corporation on any claim, issue or matter unless, and to the extent, the court determines that despite the adjudication of liability, and in light of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         In all cases, except those in which a court orders indemnification or the Registrant advances expenses pursuant to N.R.S. section 78.751(5), the determination of whether indemnification is proper under the circumstances must be made by the stockholders, by a quorum of disinterested directors, or, in certain situations, by independent legal counsel.

         Under N.R.S. section 78.715(5), a Nevada corporation may provide, either in its articles, bylaws or agreements, that the corporation will pay officers' and directors' defense expenses as they are incurred and prior to a final disposition. Such provisions must make advancement contingent upon the corporation's receipt of an undertaking by or on behalf of the director or officer to repay advancements if a court of competent jurisdiction ultimately determines that the officer or director is not entitled to indemnification.
Section 78.715(5) does not affect advancement rights to which corporate personnel other than directors and officers may be entitled under contract or otherwise by law.

         Nevada law does not exclude other indemnification or advancement rights to which a person may be entitled under the articles of incorporation, the bylaws, an agreement, a vote of shareholders or disinterested directors, or otherwise. In pertinent part, N.R.S. Section 78.037 (1993) provides that a Nevada corporation's articles of incorporation may contain:

         [a] provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for:

                  (a) [a]cts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
                  (b) [t]he payment of distributions in violation of NRS 78.300.

         In addition, unless ordered to do so by a court of competent jurisdiction, a corporation cannot indemnify an officer director or advance payment to or behalf of an officer or director (except pursuant to section 78.715(5)) if a final adjudication establishes the officer's or director's acts or omissions involved intentional misconduct, fraud or known violation of the law and were material to the cause of action.

         Article XII of the Registrant's By-Laws provides that the corporation may indemnify past or present officers, directors, agents or employees against expenses incurred, judgments entered or penalties levied in legal actions brought against such persons for acts or omissions alleged to have been committed by such persons while they were serving the Registrant. However, the Registrant can grant indemnity only if the board of directors determines that the person did not act, fail to act, or refuse to act willfully, with gross negligence, with fraudulent intent or with criminal intent. The term "expenses" includes all obligations for payment of money, including, without limitation, legal fees and settlements. Judgments or convictions are not conclusive on the issue of whether the person acted, failed to act or refused to act willfully, with gross negligence, with fraudulent intent or with criminal intent. A majority of a quorum of the board of directors, excluding directors who have incurred judgments, penalties or expenses in the action in question, shall make all decisions regarding indemnity. If a quorum of non-excluded directors cannot be obtained, the majority vote of a committee consisting of non-excluded directors and stockholders appointed by the entire board of directors shall decide indemnity questions. The indemnity provisions of Article XII extend to the member of such a committee. Article XII does not exclude other indemnity rights.

         The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to Nevada Revised Statutes (1993) and Article XII of the Corporation's By-Laws, as amended.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to members of the board of directors, officers, employees, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The  following   documents   filed  by  ITEX   Corporation,   a  Nevada
corporation, (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997;

         2. The Company's report on Form 10-Q for the quarterly period ended November 20, 1997;

         3. The Company's report on Form 10-Q for the quarterly period ended February 12, 1998;

         4. The Company's reports on Form 8-K dated October 23, 1997; February 20, 1998; April 17, 1998; and April 27, 1998;

         5. All subsequent reports that the Company files with the Commission pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended July 31, 1997;

         6. The Specimen Common Stock certificate contained in the Company's S-8 Registration Statement filed August 24, 1995; and

         7. The description of the Common Stock contained in the Company's registration statement filed under the Exchange Act on Form 10, filed on or about May 17, 1990, including any amendment or report filed for the purpose of updating such description.

         Prior to the filing of a post-effective amendment indicating that all securities covered by this registration statement have been sold or that de-registers all securities then remaining unsold, all reports and other documents the Company subsequently files pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and will be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

         The common stock of the Company being registered pursuant to this registration statement is part of a class of securities registered under section 12 of the Exchange Act. A description of such securities is contained in a registration statement filed under the Exchange Act and is incorporated herein by reference. (See ITEM 3. "INCORPORATION OF DOCUMENTS BY REFERENCE.")

Item 5. Interests of Named Experts and Counsel

         No expert or counsel for the Company named in this registration statement as having prepared or certified any part hereof or as giving an opinion as to the validity of the securities being registered was employed on a contingency basis, or has or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or its subsidiaries. No such expert is connected with the Company or its subsidiaries as a promoter, managing underwriter, voting trustee, director or officer. Donovan Snyder, Esq., who is named in this registration statement as having given an opinion as to the validity of the securities being registered, is employed by the Company as its corporate counsel. Mr. Snyder is the Secretary of the Company. Mr. Snyder is not connected with the Company or its subsidiaries as a promoter, managing underwriter, voting trustee, or director.

Item 6. Indemnification of Directors and Officers

         Under Nevada Revised Statutes ("N.R.S.") section 78.751(3) Nevada corporations must indemnify directors, officers, employees or agents who are parties to legal actions by reason of their positions with the corporation to the extent they are successful in defense of any claim, issue or matter therein. This mandatory indemnification applies to expenses actually and reasonably incurred defending the action, including attorneys' fees.

         Nevada law permits corporations to indemnify a director, officer, employee or agent in situations where indemnification is not mandatory provided the individual satisfies certain statutory standards of conduct and indemnification is proper under the circumstances. The standard of conduct required and level of indemnification permitted depend on whether the action, proceeding or suit is civil or criminal and whether it is maintained by or in the right of the corporation. In actions other than those by or in the right of the corporation, N.R.S. section 78.751(1) permits a corporation to indemnify directors or officers against actual and reasonable expenses, including attorneys fees, judgments, fines and settlement payments. In civil cases the officer or director meets the applicable standard of conduct if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal cases, an officer or director meets the standard of conduct if he or she had no reasonable cause to believe his or her conduct was unlawful.

         In actions by or in the right of the corporation, N.R.S. section 78.751(2) provides that a corporation may indemnify an officer or director against actual and reasonable expenses, including attorneys' fees and settlement payments. However, indemnification is permitted only if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and indemnification is proper under the circumstances. A Nevada corporation cannot indemnify a director, officer, employee or agent adjudged liable to the corporation on any claim, issue or matter unless, and to the extent, the court determines that despite the adjudication of liability, and in light of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         In all cases, except those in which a court orders indemnification or the Company advances expenses pursuant to N.R.S. section 78.751(5), the determination of whether indemnification is proper under the circumstances must be made by the stockholders, by a quorum of disinterested directors, or, in certain situations, by independent legal counsel.

         Under N.R.S. section 78.715(5), a Nevada corporation may provide, either in its articles of incorporation, bylaws or agreements, that the corporation will pay officers' and directors' defense expenses as they are incurred and prior to a final disposition. Such provisions must make advancement contingent upon the corporation's receipt of an undertaking by or on behalf of the director or officer to repay advancements if a court of competent jurisdiction ultimately determines that the officer or director is not entitled to indemnification. Section 78.715(5) does not affect advancement rights to which corporate personnel other than directors and officers may be entitled under contract or otherwise by law.

         Nevada law does not exclude other indemnification or advancement rights to which a person may be entitled under the articles of incorporation, the bylaws, an agreement, a vote of shareholders or disinterested directors, or otherwise. In pertinent part, N.R.S. Section 78.037 (1993) provides that a Nevada corporation's articles of incorporation may contain:

         [a] provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for:

                  (a) [a]cts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
                  (b) [t]he payment of distributions in violation of NRS 78.300.

         In addition, unless ordered to do so by a court of competent jurisdiction, a corporation cannot indemnify an officer director or advance payment to or on behalf of an officer or director (except pursuant to section 78.715(5)) if a final adjudication establishes the officer's or director's acts or omissions involved intentional misconduct, fraud or known violation of the law and were material to the cause of action.

         Article XII of the Company's By-Laws provides that the corporation may indemnify past or present officers, directors, agents or employees against expenses incurred, judgments entered or penalties levied in legal actions brought against such persons for acts or omissions alleged to have been committed by such persons while they were serving the Company. However, the Company can grant indemnity only if the board of directors determines that the person did not act, fail to act, or refuse to act willfully, with gross negligence, with fraudulent intent or with criminal intent. The term "expenses" includes all obligations for payment of money, including, without limitation, legal fees and settlements. Judgments or convictions are not conclusive on the issue of whether the person acted, failed to act or refused to act willfully, with gross negligence, with fraudulent intent or with criminal intent. A majority of a quorum of the board of directors, excluding directors who have incurred judgments, penalties or expenses in the action in question, shall make all decisions regarding indemnity. If a quorum of non-excluded directors cannot be obtained, the majority vote of a committee consisting of non-excluded directors and stockholders appointed by the entire board of directors shall decide indemnity questions. The indemnity provisions of Article XII extend to the member of such a committee. Article XII does not exclude other indemnity rights.

         The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to Nevada Revised Statutes (1993) and Article XII of the Corporation's By-Laws, as amended.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed

         No restricted securities are being registered.

Item 8. Exhibits.
        The following exhibits are attached to this Registration Statement:

SEC Ref. No.      Exhibit No.        Description of Exhibit
------------      -----------        ----------------------
4                 4.1                Specimen Common Stock certificate (included
                                     in the Company's S-8 Registration Statement filed August 24, 1995 and incorporated by reference)

4                 4.2                ITEX  Corporation Key Employees'  Incentive
                                     Stock  Option  Plan,  adopted  December 15,
                                     1995

4                 4.3                ITEX  Corporation Key Employees'  Incentive
                                     Stock  Option  Plan,  adopted  December 27,
                                     1996

4                 4.4                ITEX  Corporation Key Employees'  Incentive
                                     Stock  Option  Plan,  adopted  September 3,
                                     1997

5                 5.1                Opinion  of  Donovan   Snyder,   Esq.  with
                                     respect to the legality of the issuance of securities being issued

23                23.1               Consent  of  Anderson,  Anderson  & Strong,
                                     certified public accountants

23                                   Consent  of  Counsel  (included  in Exhibit
                                     5.1, above)

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tigard, State of Oregon, on April , 1998.

                                    ITEX Corporation


                                    By
                                       ----------------------
                                       Graham H. Norris, Sr.,
                                       President and Chief Executive Officer


                           POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donovan C. Snyder, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                   Title
Date


----------------------------  President, Chief Executive         May 21, 1998
Graham H. Norris, Sr.         Officer, Chairman of the
                              Board of Directors


----------------------------  Director                           May 21, 1998
Ronald P. Erickson


----------------------------  Director                           May 21, 1998

Mary Scherr


----------------------------  Director                           May 21, 1998
Dr. Charles Padbury


----------------------------  Director                           May 21, 1998
Robert Nelson


----------------------------  Director, Senior Vice President    May 21, 1998
Joseph M. Morris              and Chief Financial Officer


----------------------------  Director                           May 21, 1998
Evan Ames


----------------------------  Director                           May 21, 1998
G. Dale Weight

As filed with the Securities and Exchange Commission on May 21, 1998.
File No.




                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549




                               EXHIBITS

                                  TO

                               FORM S-8

                        REGISTRATION STATEMENT

                                 UNDER

                      THE SECURITIES ACT OF 1933




                           ITEX Corporation
                        (A Nevada Corporation)

                                INDEX TO EXHIBITS
                                                                                    Sequentially
SEC Ref. No.    Exhibit                    Description of Exhibit                   Numbered Pages
   No.          Number                     ----------------------                   --------------
  ---           ------
   4             4.1       Specimen Common Stock certificate                    Included in the Company's
                                                                                S-8 Registration Statement
                                                                                filed August 24, 1995 and
                                                                                incorporated by reference

   4             4.2       ITEX Corporation Key Employees' Incentive Stock                   20-
                           Option Plan, adopted December 15, 1995

   4             4.3       ITEX Corporation Key Employees' Incentive Stock
                           Option Plan, adopted December 27, 1996

   4             4.4       ITEX Corporation Key Employees' Incentive Stock
                           Option Plan, adopted September 3, 1997

   5             5.1       Opinion of Counsel with respect to the legality of
                           the issuance of securities being issued

  23             23.1      Consent of independent certified public accountants

  23             23.2      Consent of counsel (included in Exhibit 5.1,
                           Opinion of Counsel)